SETTLEMENT AGREEMENT

This Settlement Agreement (“Settlement Agreement”) is entered into and effective as of the 25th day of September 2006, by and between U.S. Energy Corp. and Crested Corp. (“USE/CC”), on the one hand, and Phelps Dodge Corporation, Mt. Emmons Mining Company, and Cyprus AMAX Minerals Company, (collectively “Phelps Dodge”), on the other. In this Settlement Agreement, USE/CC and Phelps Dodge may sometimes be referred to as “the Parties.”
RECITALS

WHEREAS, the Parties have been engaged in a lawsuit captioned Phelps Dodge Corp, et al. v. U.S. Energy Corp., et al., Civil Action No. 02-cv-00796-LTB-PAC (D. Colo.) (“Lawsuit”) concerning, inter alia, the rights and duties of the Parties relating to the transfer(s) of mining properties near Crested Butte, Colorado, including duties pursuant to various agreements finalized in 1987 (collectively, the “Agreements”) entered into between USE/CC and Phelps Dodge’s predecessor(s); and

WHEREAS, on February 10, 2005, judgment on the merits in favor of Phelps Dodge was entered, from which USE/CC filed a timely appeal, now pending in the Tenth Circuit Court of Appeals as Case No. 06-1259 (the “Appeal”); and

WHEREAS, on July 26, 2006, judgment awarding Phelps Dodge attorneys’ fees and costs was entered (“Attorneys’ Fees Judgment”), from which USE/CC filed a timely appeal and which was consolidated with the Appeal; and

WHEREAS, on September 6, 2006, Phelps Dodge filed a cross-appeal of the Attorneys’ Fees Judgment (the “Cross-Appeal”); and

WHEREAS, USE/CC and Phelps Dodge desire to settle all outstanding matters relating to the Lawsuit, the Appeal, and the Cross-Appeal, and to waive their respective appeal rights;

THEREFORE, the Parties, in consideration of the covenants and payments herein, have agreed to the terms set out below.

1.  Incorporation of Recitals: The foregoing recitals are material to this Settlement Agreement and are incorporated herein by this reference.

2.  Payment by USE/CC to Phelps Dodge: It is agreed between the Parties that, concurrent with the delivery by Phelps Dodge to USE/CC of an executed copy of this Settlement Agreement, USE/CC shall pay Phelps\Dodge in immediately available funds Seven Million Dollars (US$7,000,000) (“Settlement Payment”).

3.  Dismissal of the Appeal and Cross-Appeal: Within five business days of the receipt of the Settlement Payment in accordance with Paragraph 2 above, the Parties shall file the Motion to Dismiss the Appeal and Cross Appeal with Prejudice attached hereto as Exhibit A.

4.  Attorneys’ Fees and Other Costs: The Settlement Payment is deemed to be in full satisfaction of any and all attorneys’ fees, legal costs, operating costs, and any other costs or expenses incurred by any party, including but not limited to fees and costs relating to the Attorneys’ Fees Judgment, the Appeal, and Cross-Appeal and this Settlement Agreement.

5.  Execution; Authority: The Parties’ signatories to this Settlement Agreement expressly represent and warrant that they have the authority to settle outstanding matters relating to Agreements, the Lawsuit, and the Appeal and Cross-Appeal, and the Parties’ signatories to this Settlement Agreement expressly represent and warrant that they have the authority to execute the Settlement Agreement on behalf of the signing parties they represent.

6.  Warranty of Non-Assignment: The Parties represent and warrant that none of them have assigned or transferred, or purported to assign or transfer, to any person or entity any claims, debts, liabilities, demands, rights, obligations, damages, losses, causes of action, costs, expenses, and attorneys’ fees subject to this Settlement Agreement.

7.  Binding Effect: This Settlement Agreement shall inure to the benefit of and be binding upon the shareholders, successors, assigns, and legal representatives of the Parties.

8.  Multiple Counterparts: This Settlement Agreement may be executed in multiple counterparts, each of which shall be deemed to be and have the same force and effect of an original, and all of which, taken together, shall constitute and be construed as a single agreement. A facsimile signature shall be treated as an original. The Parties shall promptly exchange original signatures after execution.

9.  Opportunity to Read and Consult: Each of the Parties to this Settlement Agreement represents that it has read it, has consulted with counsel regarding its terms, fully understands the rights and obligations described herein, and is entering into the Settlement Agreement freely and without duress.

10.  Complete and Final Agreement: It is agreed that this Settlement Agreement embodies the complete and final agreement and release between the Parties as to the Lawsuit, the Appeal, and the Cross-Appeal. All previous covenants, promises, agreements, conditions or other understandings, either oral or written, with respect to the Lawsuit, the Appeal, and the Cross-Appeal are deemed superseded by this Settlement Agreement. This Settlement Agreement may be amended only by an instrument in writing executed jointly by the signing parties.

11.  Construction: The language used in this Settlement Agreement will be deemed to be the language chosen by the Parties to express their mutual intent, and the Settlement

Agreement shall not be construed against any party because of such party’s involvement in the preparation or drafting of this Settlement Agreement.

12.  Severability: If any provision of this Settlement Agreement or any document executed in connection with this Settlement Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable and shall in no way affect the validity or enforceability of this Settlement Agreement or any other provision herein. Should any section, paragraph, subparagraph, or other portion of this Settlement Agreement or any Exhibit incorporated herein be found invalid or be required to be modified as a matter of law in a fully authorized court or by a duly authorized government agency, then only that portion of this Settlement Agreement shall be invalid or modified. The remainder of this Settlement Agreement, which is still valid and unaffected, shall remain in force. If the absence of the part that is held to be invalid, illegal, or unenforceable, or modification of the part required to be modified, substantially deprives a party of the economic benefit of this Settlement Agreement, the signing parties shall negotiate in good faith reasonable and valid provisions to restore the economic benefit to the party deprived or to balance the signing parties’ obligations consistent with the intent reflected in this Settlement Agreement.

13.  No Admission: The Parties agree that the settlement embodied in this Settlement Agreement, and all actions taken pursuant hereto, is made to compromise and settle the outstanding matters relating to the Lawsuit, the Appeal, and the Cross-Appeal without further litigation. It is not and shall not be interpreted as an admission of any liability or wrongdoing by any party. No statement appearing in this Settlement Agreement or in any Exhibit to this Settlement Agreement or any other document to carry out the terms of this Settlement Agreement is, or should be interpreted as, an admission or statement against interest. This

Settlement Agreement, its terms and all negotiations relating thereto shall not be used by any party in any other proceedings or otherwise for any purpose except to the extent necessary to enforce this Settlement Agreement.

14.  Title and Headings; Enforceability: The titles and headings to the paragraphs in this Settlement Agreement are inserted for convenience and reference only, and are not intended to be a part of or to affect the meaning of or interpretation of this Settlement Agreement. The provisions of this Settlement Agreement shall, where possible, be interpreted in a manner to sustain their legality and enforceability.

15.  Effect on Prior Agreements: This Settlement Agreement does not terminate, modify or amend the Agreements.

16.  Choice of Law: This Agreement and all disputes arising hereunder shall be interpreted under and governed by the laws of the State of Colorado.

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PHELPS DODGE CORPORATION

By: /s/ S. David Colton
Title: Sr. Vice President and General Counsel
Printed Name: S. David Colton

MT. EMMONS MINING COMPANY

By: /s/ S. David Colton
Title: Sr. Vice President and General Counsel

CYPRUS AMAX MINERALS COMPANY

By: /s/ S. David Colton
Title: Sr. Vice President and General Counsel

U.S. ENERGY CORP.

By: /s/ Mark J. Larsen
Title: President

CRESTED CORP.

By: /s/ Keith G. Larsen
Title: CEO

Settlement Agreement Execution Page